SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, For Use of the
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[X] Definitive Additional Materials             Rule 14a-6(e)(2)
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                                NetCurrents, Inc.
===============================================================================
                (Name of Registrant as Specified in Its Charter)


===============================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No Fee Required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

===============================================================================
     (2)  Aggregate number of securities to which transactions applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
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


NETCURRENTS ANNUAL MEETING ADJOURNED UNTIL AUGUST 15

7/23/2001 7:30:00 AM

BEVERLY HILLS, Calif., Jul 23, 2001 -- NetCurrents, Inc., The Premier Internet Intelligence Agency, announced today that its Annual Meeting, scheduled for July 20, 2001, has been adjourned to Wednesday, August 15, 2001 at 10:00 a.m. Pacific Coast Time at the Wyndham Bel Age Hotel in West Hollywood, California.

The Company adjourned the meeting to provide stockholders with additional time to review the proxy materials distributed by the Company and to ensure that the stockholders have an adequate opportunity to be represented at the meeting. The Company also pointed out that it had retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist stockholders in understanding the various proposals on the proxy.

PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Company believes that the proposal to increase the number of shares (Proposal No. 3) is critical to the survival of the Company and may not be fully understood by many shareholders. The Company's certificate of incorporation authorizes 50 million shares of common stock. During the past 11 years, these shares primarily have been used for acquisitions, financings and stock options/warrants for both employees and outside investors. The Company currently has no shares available for additional financings and/or acquisitions. Without these additional shares, the Company cannot raise additional funding and likely will be forced to cease operations. It is imperative, therefore, that to sustain the Company's operations, all shareholders vote to support this proposal.

About NetCurrents, Inc.

NetCurrents analyzes communications from a universe of targeted Internet locations in real-time. The Company provides clients with critical information and counsel to protect their corporate images, measure consumers' perceptions and counter misinformation on the Internet. For more information on NetCurrents services, visit HTTP://WWW.NETCURRENTS.COM.

This news release contains forward-looking statements within the meaning of
Section 37A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company's ability to secure additional patents, continue to successfully market and provide their products and services and maintain their effectiveness, the ability of the Company to successfully market PR Manager, the continuation of the arrangements with its channel partners, the ability to raise additional capital, the ability of the Company to meet its financial projections, and general economic conditions. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

CONTACT:                Madison & Wall Worldwide, Inc., Longwood, Fla.
                        Broker/Institutional Relations
                        Dodi Handy, 407/682-2001
                        email: ntcs@insidewallstreet.com

                        or

                        IR Consulting
                        Shareholder Relations
                        Terri MacInnis, 818/995-0910
                        email: tmacinnis@pacbell.net


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